EXHIBIT 23.1



                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated April 26, 1994, included in this Registration Statement (Registration File No. pending), and to the incorporation by reference in this Registration Statement of our report dated April 26, 1994 included in R.P. Scherer Corporation's Annual Report on Form 10-K for the year ended March 31, 1994, and to all references to our Firm included in this Registration Statement.






                                           ARTHUR ANDERSEN LLP




Detroit, Michigan
November 16, 1994.